Exhibit 99.2

NEWS RELEASE

FOR IMMEDIATE RELEASE

                                                       Contact: David E. Bassett
                                                                Marx Layne & Co.
                                                          248-855-6777, ext. 132


                        ARCADIA SERVICES, INC., PURCHASES
                         MERIT STAFFING RESOURCES, INC.

         SOUTHFIELD,  MI. Sept. 1, 2004. Arcadia Services, Inc., a subsidiary of
Critical  Home  Care,   Inc.,  (OTC  Bulletin  Board:   CCLH.OB)  has  purchased
significant assets of Merit Staffing  Resources,  Inc.

         Merit Staffing Resources, with offices in Danvers, Dedham, Lakeville, Sandwich and Weymouth, Massachusetts, provides temporary personnel for healthcare facilities and other businesses. It reported 2003 sales of $4.7 million.

         Cathy Sparling, chief operating officer of Arcadia Services, Inc., said the acquisition is part of the company's planned growth strategy.

         "By acquiring smaller staffing firms that meet Arcadia's quality and financial standards, we expect to grow substantially while increasing shareholder value. We plan to operate all five Merit locations under the Arcadia brand, giving Arcadia a strong foothold in the Massachusetts marketplace," Sparling said.

         Arcadia Services, Inc., currently provides staffing services through an affiliate, Marjorie Hess, in Worcester, Massachusetts. Hess will assume responsibility for the five new locations. "I am very excited about the opportunity to expand our service market," said Hess. "As an affiliate, I am thrilled with the supportive relationship I have with Arcadia, which allows us to focus on growing this business by drawing on Arcadia's vast expertise and resources."

         This is the second acquisition for Arcadia Services in the past month; the company on July 30 purchased significant assets of The Staffing Source of St. Petersburg, Florida.

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         ARCADIA SERVICES,  INC. IS A NATIONAL  PROVIDER OF STAFFING,  HOME CARE
AND PHARMACY SERVICES, AND DURABLE MEDICAL EQUIPMENT. ARCADIA SERVICES, INC., WITH 2003 REVENUES OF MORE THAN $75 MILLION, OPERATES 73 OFFICES IN 22 STATES.
FOR   ADDITIONAL   INFORMATION,   PLEASE  VISIT  THE   COMPANY'S   WEB  SITE  AT
WWW.ARCADIASERVICES.COM.


FORWARD-LOOKING STATEMENTS

         ANY STATEMENTS CONTAINED IN THIS RELEASE THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21A OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. WHEN WE USE WORDS SUCH AS "BELIEVES," "EXPECTS," "ANTICIPATES," "ESTIMATES," "PLAN" OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS. THESE FACTORS INCLUDE COMPETITION FACTORS (SUCH AS THE SIZE AND RESOURCES OF OUR COMPETITORS), GENERAL ECONOMIC CONDITIONS, CYCLICAL FACTORS AFFECTING THE STAFFING INDUSTRY, OUR ABILITY TO SELL NEW AND EXISTING SERVICES AND PRODUCTS AT PROFITABLE YET COMPETITIVE PRICES, AND THE NEED FOR CRITICAL HOME CARE, INC. AND ITS SUBSIDIARIES (COLLECTIVELY THE "COMPANY") TO EFFECTIVELY INTEGRATE ACQUIRED BUSINESSES AND TO SUCCESSFULLY DELIVER ITS PRIMARY SERVICES. THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS NEWS RELEASE SPEAK ONLY AS OF THE DATE HEREOF. ADDITIONAL INFORMATION WITH RESPECT TO THESE AND OTHER FACTORS THAT COULD MATERIALLY AFFECT THE COMPANY IS INCLUDED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY DOES NOT UNDERTAKE, AND EXPRESSLY DISCLAIMS, ANY OBLIGATION TO UPDATE OR ALTER ITS FORWARD-LOOKING STATEMENTS, EXCEPT AS MAY BE REQUIRED BY LAW.

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